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                                                               EXHIBIT  23.1






                        Consent of Independent Auditors




We consent to the incorporation by reference in Form S-8 Registration Statement No. 333-38961, effective October 29, 1997, Form S-3 Registration Statement No. 33-55135, effective September 2, 1994, Form S-3 Registration Statement No. 33-54717, effective August 5, 1994, Form S-3 Registration Statement No. 33-54301, effective June 24, 1994, Form S-3 Registration Statement No. 33-51265, effective January 13, 1994, Form S-8 Registration Statement No. 33-51403, effective December 10, 1993, Form S-8 Registration Statement No. 33-32429, effective December 31, 1989, Form S-8 Registration Statement No. 33-32323, effective December 22, 1989, Form S-8 Registration Statement No. 33-30172, effective August 21, 1989, and Form S-8 Registration Statement No. 2-93179, effective October 1, 1984, of our report dated January 30, 1998, except for Note 20, as to which the date is February 24, 1998, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1997.





March 2, 1998